Charles A. Beckham, Jr.
Texas Bar No. 02016600
James W. Brewer
Texas Bar No. 02965200
Kemp, Smith, Duncan & Hammond, P.C.
P.O. Box 2800
El Paso, Texas  79999-2800
(915) 533-4424
(915) 546-5360  FAX

Brian Holthus
State Bar No. 2720
Jolley, Urga, Wirth & Woodbury
3800 Howard Hughes Parkway
Sixteenth Floor
Las Vegas, Nevada  89109
(702) 699-7500
(702) 699-7555 FAX

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEVADA


In re:

MEDMART OF NEVADA, INC. f/d/b/a                                )       Case
Nos. 97-21412-RCJ
TOTAL HOME CARE, HEALTH INDUSTRIES, INC.,       )       to 97-21415-RCJ
f/d/b/a M-D MEDICAL CENTERS,                                       )
OXYCARE, INC., and
)       Chapter 11
TOTAL HOMECARE, INC. a/k/a THC Homecare, Inc.,       )       JOINTLY
ADMINISTERED

                 )
Debtors.
            )




ORDER APPROVING DEBTORS'  AMENDED
JOINT DISCLOSURE STATEMENT AND FIXING
TIME FOR FILING ACCEPTANCES OR
REJECTIONS OF DEBTORS' AMENDED JOINT
PLAN OF REORGANIZATION, COMBINED
WITH NOTICE THEREOF

     On October 30, 1998, Medmart of Nevada, Inc., f/d/b/a Total Home Care, Health Industries, Inc., f/d/b/a M-D Medical Centers, Oxycare, Inc., and Total
Homecare, Inc. a/k/a THC Homecare, Inc., the Debtors and Debtors-in-Possession, filed their Amended Joint Disclosure Statement, referring to the Debtors' Amended Joint Plan of Reorganization. On December 1, 1998 the Court considered whether the Amended Joint Disclosure Statement contained adequate information regarding the Debtors' Amended Joint Plan of Reorganization. The Court is of the opinion that the Amended Joint Disclosure
Statement does contain adequate information regarding the Debtors' Amended Joint Plan of Reorganization; therefore,

     IT IS ORDERED, ADJUDGED AND DECREED, and notice is hereby given, that:

     1.     The Amended Joint Disclosure Statement filed by Medmart of
Nevada,
Inc., f/d/b/a Total Home Care, Health Industries, Inc., f/d/b/a M-D Medical Centers, Oxycare, Inc., and Total Homecare, Inc. a/k/a THC Homecare, Inc. dated October 30, 1998, is approved.

     2. February 16, 1999 is fixed as the last day for filing written acceptances or rejections of the Amended Joint Plan of Reorganization.

     3. Within 1 day after the entry of this Order, the Amended Joint Disclosure Statement, the Amended Joint Plan of Reorganization, a copy of this
Order, and a ballot conforming to Official Form 14 shall be mailed to creditors, equity security holders, and other parties in interest, and shall be transmitted to the United States Trustee, as provided in Fed. R. Bankr. P. 3017(d).

     4. February 23, 1999, at 2:30 p.m., is fixed for the hearing on the confirmation of the Amended Joint Plan of Reorganization.

     5. February 16, 1999 is fixed as the last day for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the First Amended Plan of Reorganization.

Dated:  January 13, 1999


/S/ROBERT C. JONES
UNITED STATES BANKRUPTCY JUDGE

APPROVED

Submitted by:

JOLLEY, URGA, WIRTH & WOODBURY          U.S. TRUSTEE

By:/s/BRIAN E. HOLTHUS                    By:/s/BARRY JENKINS
     Brian E. Holthus, Esq.                          Barry Jenkins
     3800 Howard Hughes Pkwy., #1600    600 S. Las Vegas Blvd., #430
     Las Vegas, NV  89109                          Las Vegas, NV  89101
     Attorneys for Debtors


SUBMITTED BY:

Kemp, Smith, Duncan & Hammond, P.C.
P.O. Box 2800
El Paso, Texas  79999-2800
(915) 533-4424
(915) 546-5360  FAX

By:  /s/ Charles A. Beckham, Jr.

     CHARLES A. BECKHAM, JR.
     Attorneys for the Debtors